Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the consolidated financial statements of AgEagle Aerial Systems, Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Orlando, FL
May 7, 2021